Exhibit 1.01

Conflict Minerals Report 2020

Introduction

This is the Conflict Minerals Report (the ‘Report’) of British American Tobacco p.l.c. (‘BAT’)1. It has been prepared in accordance with Rule 13p-1 (the ‘Rule’) under the US Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), for the year ending 31 December 2020 (the ‘Reporting Period’). This is BAT’s second Report subject to the Rule, following its acquisition of Reynolds American Inc. in July 2017.

‘Conflict Minerals’ are defined by the US Securities and Exchange Commission (the ‘SEC’) as columbite-tantalite (coltan), cassiterite, gold and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, ‘3TG’). The Rule applies to companies required to file reports with the SEC under Section 13(a) or 15(d) of the Exchange Act. If such companies manufacture or contract to manufacture products that contain 3TG necessary to the functionality or production of the product (‘in-scope products’), they are required to:

●
Conduct in good faith a reasonable country of origin inquiry (‘RCOI’) to determine whether any of the 3TG originated in the Democratic Republic of the Congo or an adjoining country (the ‘Covered Countries’), or are from recycled or scrap sources; and

●	Disclose on a conflict minerals report filed as an exhibit to Form SD certain information relating to, among other things, the results of such RCOI.

Please refer to the requirements of Form SD for further details and definitions of many of the terms used in this Report2.

Company Overview

BAT is a leading, multicategory consumer goods group of companies dedicated to stimulating the senses of adult consumers worldwide. Our Group headquarters is based in the UK and we have operations in 180 markets worldwide, employing over 55,000 people. In 2020, our Group revenue was £25,766 million.

The Company has shares listed on the London Stock Exchange (BATS), the Johannesburg Stock Exchange (BTI) and, as American Depositary Shares, on the New York Stock Exchange (BTI).

Electronic components that may contain 3TG are used in the Group’s vapour products (also known as e-cigarettes) and tobacco heating products. The Group’s supply chains are complex, and there are many third parties in the supply chain between Group companies and the mines from which minerals are originally sourced and the smelters and refiners that process those minerals.

Find out more about the BAT Group, strategy and business model in our 2020 Annual Report available at www.bat.com/annualreport.

Applicability Assessment

In 2020, we conducted an analysis of the Group’s products that are likely to contain 3TG necessary for their functionality or production. As a result of this analysis, with respect to the Reporting Period, we reasonably determined that the Group manufactures, or contracts to be manufactured, two in-scope product categories:

1 British American Tobacco p.l.c. is the publicly-traded holding company for the British American Tobacco Group of companies. References in this report to ‘BAT’, ‘Group’, ‘Company’, ‘we’, ‘us’ and ‘our’ when denoting opinion refer to British American Tobacco p.l.c. and when denoting business activity refer to British American Tobacco Group operating companies, collectively or individually as the case may be.
2 Form SD is available at www.sec.gov/about/forms/formsd.pdf.

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●	Vapour products, devices and related accessories, such as e-liquid pods and battery chargers, under our global brands Vuse and Vype, as well as some local brands of our subsidiaries[3]; and

●
Tobacco heating products (i.e. the devices), tobacco heated products (i.e. the consumables used by such devices) and related accessories, such as e-liquid cartridges and battery chargers, under our glo and iFuse brands.

We identified 22 suppliers for these in-scope products for the Reporting Period (‘in-scope suppliers’).

RCOI and Due Diligence Framework

As required by Form SD, we conducted a good faith RCOI regarding the Group’s in-scope products for the Reporting Period. This good faith RCOI was reasonably designed to determine whether any of the 3TG used in our in-scope products originated in the Covered Countries or if they were from recycled or scrap sources.

In accordance with the Rule, our due diligence process is designed to align with the internationally-recognised five-step due diligence framework set out in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the ‘OECD Framework’)4 as applicable for 3TG and downstream companies (as ‘downstream companies’ is defined in the OECD Framework), as follows:

Step 1: Establish Group Systems

We have worked to integrate Conflict Minerals reporting into our existing Group-wide systems as part of our wider human rights strategy and supply chain due diligence procedures.

This has included:

a)	Adopting a policy for the responsible sourcing of 3TG and communicating this policy to suppliers in our updated Supplier Code of Conduct (the ‘Code’) in 2018.

The Code states that we expect our suppliers to “ensure responsible sourcing of ‘conflict minerals’… and where products or materials supplied to the Group contain such minerals, suppliers should work to exercise appropriate due diligence and perform a reasonable country of origin inquiry, including requiring its suppliers to engage in similar due diligence”.

The Code has been endorsed by the Board of British American Tobacco p.l.c. (the ‘Board’), and our Operations Director owns the policy on behalf of the Management Board.

The Code applies to suppliers to any BAT Group company worldwide and is incorporated into our contractual arrangements. It is publicly available at www.bat.com/principles and communicated to suppliers as part of our onboarding processes.

b)	Structuring internal Group management to support Conflict Minerals due diligence within our existing human rights supply chain due diligence (‘SCDD’) programme.

The SCDD programme is overseen by the Group’s SCDD governance committee, a cross-functional governance committee, including the Group Head of Procurement, Heads of Direct, Indirect and New Categories Procurement, Head of Environment, Social and Governance (ESG), Head of Environment, Health and Safety (EHS), Head of Trade Compliance and Senior Legal Counsel. Responsibility for overseeing the design, implementation and results of the Group’s Conflict Minerals due diligence has been incorporated into the remit of the Group’s SCDD governance committee.

3 This includes the Ten Motives brand in the UK, and the Polish brands Milp, Volish, Tekten, Cottiene Merse, P1, Provor and Gorilla.
4 The OECD Framework is available at www.oecd.org/corporate/mne/mining.htm.

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The Operations Sustainability Forum, chaired by the Group’s Operations Director, is also updated on the Conflict Minerals procedures twice a year, and the Board reviews the procedures once a year, as part of its approval of this Report.

c)
Establishing a system of controls and transparency for identifying in-scope products and suppliers. This has included incorporating Conflict Minerals clauses into contractual arrangements with in-scope suppliers for which we have extended the scope to include relevant tier 2 suppliers (i.e. companies that supply product materials to our suppliers). These clauses require such suppliers to confirm compliance with conflict minerals laws, establish conflict minerals due diligence procedures and perform a reasonable country of origin inquiry.

d)
Strengthening engagement with suppliers on the issue of responsible mineral sourcing through communicating our Code as part of our onboarding processes. We also provided all in-scope suppliers with detailed guidance to help them understand their Conflict Minerals due diligence obligations, details of our expectations and approach, and how to complete the Conflict Minerals Reporting Template (‘CMRT’)[5]. The CMRT is a standardised reporting template developed by the Responsible Minerals Initiative (‘RMI’, formerly the Conflict-Free Sourcing Initiative) to collect information on the chain of custody of 3TG throughout supply chains, consistent with the OECD Framework.

e)
Providing a grievance mechanism through the Group’s Speak Up channels. These independently managed channels are available to anyone working for, or with, a Group company to raise concerns online at www.bat.com/speakup, by text or by telephone hotlines, 24 hours a day, seven days a week and in multiple languages. These channels can be used confidentially and anonymously, without fear of reprisal.

Find out more about our human rights strategy and supply chain due diligence in our 2020 Human Rights Report, available at www.bat.com/humanrightsreport.

Step 2: Identify and Assess Risks in the Supply Chain

For the Reporting Period, we sent requests to all 22 in-scope suppliers to complete the CMRT. The suppliers’ responses were checked and analysed and, where required, we followed up with suppliers for further information or points of clarification.

We then compared details of the smelters and refiners provided by our in-scope suppliers against the RMI’s Responsible Minerals Assurance Process (‘RMAP’) database6 to determine if the smelters and refiners that source from the Covered Countries are ‘RMAP Conformant’.

RMI defines smelters and refiners as RMAP Conformant if they have successfully completed an independent RMAP audit. The audit verifies that they have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities; and that they maintain good standing in the programme through a continual validation process.

The RMI states that “the RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the US Dodd-Frank Wall Street Reform and Consumer Protection Act”.

Step 3: Design and Implement a Strategy To Respond to Identified Risks

The Group’s SCDD governance committee oversees the design, implementation and results of our Conflict Minerals due diligence procedures. The committee continues to monitor progress, risks and emerging issues to identify opportunities to enhance and strengthen our approach in response to identified risks.

5 The CMRT is available at www.responsiblemineralsinitiative.org/reporting-templates/cmrt/.
6 RMI’s smelter database is available at www.responsiblemineralsinitiative.org/smelter-links/smelter-database/.

BAT Conflict Minerals Report 2020 l Page 3 of 14

Step 4: Utilise Results of Independent Third-Party Audits of Smelter and Refiner Due Diligence Practices

As Group companies are far removed from the smelters and refiners that process Conflict Minerals in the supply chain, we rely on cross-industry initiatives, such as RMI’s RMAP, which conduct independent third-party audits of smelters and refiners in our supply chain.

As described in step 2, we review whether the smelters or refiners identified by our in-scope suppliers to be sourcing 3TG from the Covered Countries are listed as RMAP Conformant, based on the information made available by the RMI.

We encourage our suppliers to engage with their own upstream suppliers to ensure smelters or refiners that do source from the Covered Countries also undergo independent third-party audits in accordance with the OECD Framework as applicable to 3TG and upstream companies (as ‘upstream companies’ is defined in the OECD Framework).

Step 5: Reporting Annually on Supply Chain Due Diligence

Our Conflict Minerals Reports are filed with the SEC and are available at www.bat.com/reporting.

Determination

As we do not directly purchase raw minerals, ores or 3TG, we must rely on our in-scope suppliers to gather information about smelters and refiners in our supply chain. Despite challenges for many of our suppliers due to COVID-19 disruptions, we were pleased to receive responses for the Reporting Period from all 22 in-scope suppliers (100%).

Table 1: Summary of Information Provided by our In-Scope Suppliers in 2020

	Company-level	Product-level	Total
Total number of supplier responses	13	9	22
› number that have established a conflict minerals sourcing policy	7	9	16
› number that have implemented due diligence measures for conflict-free sourcing	7	9	16
› number that declared that no 3TG is intentionally added or used in the products or in the production process	6	3	9
› number that declared 3TG added/used and remaining in products	7	6	13
› number that declared smelters in their supply chain source 3TG originating from the Covered Countries	1	4	5
› number that declared 100% of 3TG is from recycled or scrap sources	0	1	1

A total of 13 of the in-scope responses were at a company-level – this means they provided information for all of the supplier’s products or components, rather than for the specific products or components supplied to the Group. Six of these declared that no 3TG is intentionally added or used in their products or production process. The remaining seven suppliers declared that 3TG is used in their products or production process, of which one supplier declared that smelters in their supply chain source 3TG originating from the Covered Countries.

As these responses were provided at a company-level, we are unable to conclude whether 3TG originating from the Covered Countries were actually used in our in-scope products provided by such suppliers. These minerals, and their corresponding smelters and refiners, are nevertheless disclosed in Annex I.

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The remaining nine suppliers provided product-level responses for the specific products or components supplied to the Group. Three of these declared that no 3TG is intentionally added or used in the products or in the production process. The remaining six suppliers declared that 3TG is used in the products or production process, four of which have identified 100% of smelters in the supply chain. Four of these six suppliers declared that smelters identified in their supply chain source 3TG originating from the Covered Countries, of which one stated that 100% of 3TG is from recycled or scrap sources.

In total, our in-scope suppliers identified 318 unique smelters and refiners in the supply chain. Of these:

●	240 smelters (75%), are listed as RMAP conformant; and

●	78 smelters (25%), are not listed as RMAP conformant.

Based on the RCOI and due diligence efforts described above, we have determined that certain 3TG contained in our in-scope products may have originated in Covered Countries and processed by smelters that are not listed as RMAP Conformant.

Some of our in-scope suppliers provided incomplete responses, and so we are unable to determine the origin of certain 3TG contained in our in-scope products. Nonetheless, we have made a reasonable good faith effort to collect and evaluate the information concerning 3TG smelters and refiners on the basis of the information provided by our in-scope suppliers.

The full list of smelters and refiners declared by our in-scope suppliers is included in Annex I.

Continuous Improvement Efforts to Mitigate Risk

In 2021, we plan to build upon our approach and to take the following steps as part of our commitment to continuous improvement in the context of our wider human rights strategy:

●	Continue mapping our New Categories supply chain and building relationships with critical lower tier suppliers;

●	Provide Conflict Minerals training for relevant Procurement managers to build their capacity for engaging in-scope suppliers on the issue;

●	Encourage in-scope suppliers to put in place, where not already implemented, Conflict Mineral sourcing policies and due diligence measures aligned to the OECD Framework;

●	Encourage in-scope suppliers to further strengthen due diligence efforts, consistent with the OECD Framework, to help improve the quality and completeness of information provided to us;

●	Engage in-scope suppliers that have identified smelters not listed as RMAP Conformant within their supply chain to encourage those smelters to achieve, or make progress towards, RMAP Conformance; and

●	Continue incorporating Conflict Minerals clauses into contractual arrangements with in-scope suppliers, including relevant tier 2 suppliers.

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Annex I

All smelters and refiners declared by our in-scope suppliers.

Metal	Smelter or refiner name	Facility country location	ID number	RMAP status[7]
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Listed
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	Caridad	MEXICO	CID000180	Not Listed
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Listed
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	CID000328	Not Listed
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Listed
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA	CID000359	Conformant
Gold	Doduco	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Listed
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Listed
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Listed
Gold	HeeSung Metal Ltd.	REPUBLIC OF KOREA	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Active
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Listed
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA	CID000778	Not Listed
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant

7 According to the RMI’s smelter database: http://www.responsiblemineralsinitiative.org/smelter-links/smelter-database/ (accessed March 2021).

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Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Listed
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Listed
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Listed
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Listed
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Listed
Gold	Materion	UNITED STATES	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Listed
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Listed
Gold	Samduck Precious Metals	REPUBLIC OF KOREA	CID001555	Conformant
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA	CID001562	Not Listed
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant

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Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Listed
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Listed
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Listed
Gold	Torecom	REPUBLIC OF KOREA	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Not Listed
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Gold	Fujian Zijin mining stock company gold smelter	CHINA	CID002243	Conformant
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Listed
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Listed
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Smelter not listed	UNITED STATES	CID002510	Not Listed
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA	CID002605	Conformant
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant

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Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Listed
Gold	Sai Refinery	INDIA	CID002853	Not Listed
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Listed
Gold	Bangalore Refinery	INDIA	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Listed
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Listed
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Listed
Gold	Pease & Curren	UNITED STATES	CID002872	Not Listed
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Safimet S.p.A	ITALY	CID002973	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Listed
Gold	DS PRETECH Co., Ltd.	REPUBLIC OF KOREA	CID003195	Conformant
Gold	Smelter not listed	CHINA		Not Listed
Gold	SAFINA A.S.	CZECHIA	CID002290	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Listed
Gold	Smelter Not Listed	JAPAN	CID003424	Conformant
Gold	Smelter Not Listed	JAPAN	CID003425	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant

BAT Conflict Minerals Report 2020 l Page 9 of 14

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Not Listed
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Not Listed
Tantalum	Smelter not listed	CHINA		Not Listed
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Alpha	UNITED STATES	CID000292	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Not Listed
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Active
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Not Listed
Tin	CV United Smelting	INDONESIA	CID000315	Not Listed
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Active
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Not Listed
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant

BAT Conflict Minerals Report 2020 l Page 10 of 14

Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Not Listed
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Not Listed
Tin	PT Bukit Timah	INDONESIA	CID001428	Not Listed
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Not Listed
Tin	PT Karimun Mining	INDONESIA	CID001448	Not Listed
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Not Listed
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Not Listed
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Not Listed
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Active
Tin	PT Tommy Utama	INDONESIA	CID001493	Not Listed
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Thailand Smelting & Refining Co Ltd	THAILAND	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Active
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Not Listed
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Not Listed
Tin	CV Ayi Jaya	INDONESIA	CID002570	Not Listed
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Not Listed
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Listed
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Listed
Tin	CV Dua Sekawan	INDONESIA	CID002592	Not Listed
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Listed
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Super Ligas	BRAZIL	CID002756	Not Listed
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Not Listed
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Not Listed

BAT Conflict Minerals Report 2020 l Page 11 of 14

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Not Listed
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Listed
Tin	Smelter not listed	INDONESIA	CID002870	Active
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	Tin Technology & Refining	UNITED STATES	CID003325	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Not Listed
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Tin	Smelter Not Listed	RWANDA	CID003387	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Listed
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Not Listed
Tin	Gejiu Fuxiang Gongmao Co., Ltd.	CHINA	CID003410	Not Listed
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	Not Listed
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Not Listed
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Not Listed
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant

BAT Conflict Minerals Report 2020 l Page 12 of 14

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Not Listed
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA	CID002843	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	KGETS Co., Ltd.	REPUBLIC OF KOREA	CID003388	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CID003407	Conformant

BAT Conflict Minerals Report 2020 l Page 13 of 14

Further Information

About this Report

This is our second Conflict Minerals Report in accordance with the Rule under the Exchange Act.
The material in this Report is not provided for product advertising, promotional or marketing purposes. This material does not constitute and should not be construed as constituting an offer to sell, or a solicitation of an offer to buy, any of our products. Our products are sold only in compliance with the laws of the particular jurisdictions in which they are sold.

References in this Report to reports and information on websites, including the web address of BAT, have been included as inactive textual references only. These websites and the information contained therein or connected thereto are not intended to be incorporated into or to form part of this Report.

Forward-looking Statements

This Report contains certain forward-looking statements, including “forward-looking” statements made within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook”, “target” and similar expressions.

These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the Group operates, including the projected future financial and operating impacts of the COVID-19 pandemic.
All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors. It is believed that the expectations reflected in this Report are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: the impact of competition from illicit trade, the impact of adverse domestic or international legislation and regulation, the inability to develop, commercialise and deliver the Group’s New Categories strategy, the impact of market size reduction and consumer down-trading, adverse litigation and dispute outcomes and the effect of such outcomes on the Group’s financial condition, the impact of significant increases or structural changes in tobacco, nicotine and New Categories related taxes, translational and transactional foreign exchange rate exposure, changes or differences in domestic or international economic or political conditions, the ability to maintain credit ratings and to fund the business under the current capital structure, the impact of serious injury, illness or death in the workplace, adverse decisions by domestic or international regulatory bodies, and changes in the market position, businesses, financial condition, results of operations or prospects of the Group.

The forward-looking statements reflect knowledge and information available at the date of preparation of this Report and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. Additional information concerning these and other factors can be found in BAT’s filings with the SEC, including the Annual Report on Form 20-F and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website at www.sec.gov.

BAT Conflict Minerals Report 2020 l Page 14 of 14